QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

AUDIT COMMITTEE CHARTER

BIOVAIL CORPORATION

CHARTER OF THE AUDIT COMMITTEE

1.     PURPOSE

        The Audit Committee (the "Audit Committee") shall provide assistance to the Board of Directors ("Board") in fulfilling its oversight function with respect to:

  (a)
  the integrity of Biovail Corporation's ("Biovail") financial statements;

  (b)
  Biovail's compliance with legal and regulatory requirements;

  (c)
  the External Auditor's (as defined below) qualifications and independence;

  (d)
  the performance of Biovail's internal audit function and the External Auditor; and

  (e)
  internal controls

2.     COMMITTEE MEMBERSHIP

2.1   Number of Members

        The Audit Committee will be comprised of no fewer than three Directors.

2.2   Independence of Members

        Each Audit Committee member will be independent for the purposes of all applicable regulatory and stock exchange requirements and in accordance with such additional criteria for independence as the Board may establish.

2.3   Committee Chairperson

        The Chairperson of the Audit Committee shall be appointed by the Board on the recommendation of the CNCG Committee (as defined below).

        The designation of the Audit Committee's Chairperson shall take place annually at the first meeting of the Board after a meeting of shareholders at which Directors are elected, provided that if the designation of Chairperson is not so made, the Director who is then serving as Chairperson shall continue as Chairperson until his or her successor is appointed.

2.4   Financial Literacy

        All members shall be "financially literate" (either at the time of appointment or within a reasonable time thereafter), meaning that such member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Biovail's financial statements. In addition, at least one member must have accounting or related financial management expertise, as the Board interprets such qualification in its own business judgment, provided that any person that satisfies the requirements of Section 2.6 below shall be deemed to satisfy this requirement.

2.5   Restrictions

        No holder of 20% 10% or more of Biovail's capital stock (nor any general partner, controlling shareholder or officer of any such holder) may be a member of the Audit Committee.

2.6   Audit Committee Financial Expert

        (a)   To the extent possible, the Board will appoint to the Audit Committee at least one Director who has the following attributes (the "Audit Committee Financial Expert"):

  (i)
  an understanding of generally accepted accounting principles and financial statements;

  (ii)
  ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  (iii)
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Biovail's financial statements, or experience actively supervising one or more persons engaged in such activities;

  (iv)
  an understanding of internal controls and procedures for financial reporting; and

  (v)
  an understanding of audit committee functions.

        (b)   Experience of the Audit Committee Financial Expert. To the extent possible, the attributes described above will have been acquired through:

  (i)
  education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions (or such other qualification as the Board interprets such qualification in its business judgment);

  (ii)
  experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

  (iii)
  experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

  (iv)
  other relevant experience.

2.7   Appointment of Members

        The Audit Committee members and their Chairperson shall be appointed annually by the Board at the first meeting of the Board of Directors following the annual general meeting of shareholders.

3.     AUTHORITY OF THE COMMITTEE

3.1   Retaining and Compensating Advisors

        The Audit Committee shall have the authority to engage independent counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion and to set and pay the compensation for any advisors employed by the Audit Committee.

3.2   Subcommittees

        The Audit Committee may form and delegate authority to subcommittees if deemed appropriate by the Audit Committee.

3.3   Funding

        Biovail shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any External Auditor (as defined below), (ii) compensation to any advisers employed by the Audit Committee under the foregoing section, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

4.     REMUNERATION OF COMMITTEE MEMBERS

4.1   Remuneration of Audit Committee Members

        Members of the Audit Committee and the Chairperson of the Audit Committee shall receive such remuneration for their service on the Audit Committee as the Board may determine from time to time.

4.2   Directors' Fees

        No member of the Audit Committee may earn fees from Biovail or any of its subsidiaries other than directors' fees (which fees may include cash and/or shares or options or other in-kind consideration ordinarily available to directors, as well as all of the regular benefits that other directors receive). For greater certainty, no member of the Audit Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from Biovail.

5.     RESPONSIBILITIES

5.1   Integrity of Financial Statements

        (a)   Annual Financial Statements. The Audit Committee shall meet to review and discuss with management and the External Auditor, Biovail's audited annual financial statements and Management's Discussion and Analysis ("MD&A") of such financial statements, together with the report of the External Auditor thereon and, if appropriate, recommend to the Board that it approve the audited annual financial statements, MD&A and associated press release.

        (b)   Interim Financial Statements. The Audit Committee shall meet to review and discuss with management and the External Auditor and, if appropriate, approve, Biovail's interim unaudited financial statements, MD&A and associated press release.

        (c)   Material Public Financial Disclosure. The Audit Committee shall discuss with management and the External Auditor:

  (i)
  the types of information to be disclosed and the type of presentation to be made in connection with earnings press releases;

  (ii)
  financial information and earnings guidance (if any) provided to analysts and rating agencies; and

  (iii)
  press releases containing financial information (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information).

        (d)   Procedures for Review. The Audit Committee shall be satisfied that adequate procedures are in place for the review of Biovail's disclosure of financial information extracted or derived from Biovail's financial statements (other than financial statements, MD&A and earnings press releases, which are dealt with elsewhere in this Charter) and shall periodically assess the adequacy of those procedures.

        (e)   General. The Audit Committee shall review and discuss with management and the External Auditor:

  (i)
  major issues regarding accounting principles and financial statement presentations, including any significant changes in Biovail's selection or application of accounting principles;

  (ii)
  major issues as to the adequacy of Biovail's internal controls over financial reporting and any special audit procedures adopted in light of material control deficiencies;

  (iii)
  analyses prepared by management and/or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  (iv)
  the effect on Biovail's financial statements of: regulatory and accounting initiatives; off-balance sheet transactions; structures, obligations (including contingent obligations) and other relationships of Biovail with unconsolidated entities or other persons that have a material current or future effect on Biovail's financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of Biovail's revenues or expenses;

  (v)
  the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented;

  (vi)
  any financial information or financial statements in prospectuses and other offering documents;

  (vii)
  the management certifications of the financial statements as required by the Sarbanes-Oxley Act of 2002, under applicable securities laws in Canada or otherwise;

  (viii)
  any other relevant reports or financial information submitted by Biovail to any governmental body, or the public; and

  (ix)
  pension plan financial statements, if any.

5.2   External Auditor

        (a)   Authority with Respect to External Auditor. As a representative of Biovail's shareholders, the Audit Committee shall be directly responsible for the appointment (through nomination to the shareholders), compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Biovail (an "External Auditor"). Each External Auditor shall report directly to the Audit Committee. In the discharge of this responsibility, the Audit Committee shall:

  (i)
  have sole responsibility for recommending to Biovail's shareholders the firm to be proposed for appointment as External Auditor for the above-described purposes and determining at any time whether the Board should recommend to Biovail's shareholders whether the incumbent External Auditor should be removed from office;

  (ii)
  review the scope and terms of the External Auditor's engagement, discuss the audit fees with the External Auditor and be solely responsible for pre-approving such audit services fees; and

  (iii)
  require the External Auditor to confirm in its engagement letter each year that the External Auditor is accountable to the Board and the Audit Committee as representative of shareholders.

        (b)   Independence. The Audit Committee shall satisfy itself as to the independence of the External Auditor. As part of this process the Audit Committee shall:

  (i)
  assure the regular rotation of the lead audit partner as required by law and consider whether, in order to ensure continuing independence of the External Auditor, Biovail should rotate periodically, the audit firm that serves as External Auditor;

  (ii)
  require the External Auditor to submit on a periodic basis to the Audit Committee, a formal written statement delineating all relationships between the External Auditor and Biovail and that the Audit Committee is responsible for actively engaging in a dialogue with the External Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditor and for taking appropriate action in response to the External Auditor's report to satisfy itself of the External Auditor's independence; and

  (iii)
  review and approve the policy setting out the restrictions on Biovail hiring partners, employees and former partners and employees of Biovail's current or former External Auditor.

        (c)   Issues Between External Auditor and Management. The Audit Committee shall:

  (i)
  review and discuss any problems experienced by the External Auditor in conducting the audit, including any restrictions on the scope of the External Auditor's activities or any access to requested information, and management's response thereto;

  (ii)
  review any significant disagreements with management and, to the 4 extent possible, resolve any disagreements between management and the External Auditor; and

  (iii)
  review with the External Auditor:

  (A)
  any accounting adjustments that were proposed by the External Auditor, but were not made by management;

  (B)
  any communications between the audit team and audit firm's national office respecting auditing or accounting issues arising from the engagement;

  (C)
  any management or internal control letter issued, or proposed to be issued by the External Auditor to Biovail; and

  (D)
  the performance of Biovail's internal auditor.

        (d)   Non-Audit Services.

  (i)
  The Audit Committee shall:

  (A)
  pre-approve any non-audit services provided by the External Auditor or the external auditor of any subsidiary of Biovail to Biovail (including its subsidiaries); and

  (B)
  adopt specific pre-approval policies and procedures for the engagement of non-audit services, provided that such pre-approval policies and procedures are detailed as to the particular service, the Audit Committee is informed of each non-audit service and the procedures do not include delegation of the Audit Committee's responsibilities to management.

  (ii)
  The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve non-audit services in satisfaction of the requirement in the previous section, provided that such member or members must present any non-audit services so approved to the Audit Committee at its first scheduled meeting following such pre-approval.

  (iii)
  The Audit Committee shall instruct management to promptly bring to its attention any services performed by the External Auditor which were not recognized by Biovail at the time of the engagement as being non-audit services.

        (e)   Evaluation of External Auditor. The Audit Committee shall evaluate the External Auditor each year, and present its conclusions to the Board. In connection with this evaluation, the Audit Committee shall:

  (i)
  review and evaluate the performance of the lead partner of the External Auditor;

  (ii)
  obtain the opinions of management and of the persons responsible for Biovail's internal audit with respect to the performance of the External Auditor; and

  (iii)
  obtain and review a report by the External Auditor describing:

  (A)
  the External Auditor's internal quality-control procedures; and

  (B)
  any material issues raised by the most recent internal quality-control review, or peer review, of the External Auditor's firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the External Auditor's firm, and any steps taken to deal with any such issues.

        (f)    Review of Management's Evaluation and Response. The Audit Committee shall:

  (i)
  review the External Auditor's recommendations, and review management's response to and subsequent follow-up on any identified weaknesses;

        (g)   Financial Risk Assessment or Review. The Audit Committee shall:

  (i)
  discuss policies with respect to risk assessment and risk management, and receive regular reports from management and receive comments from the External Auditor, if any, on:

  (A)
  Biovail's principal financial risks;

  (B)
  the systems implemented to monitor those risks; and

  (C)
  the strategies (including hedging strategies) in place to manage those risks; and

  (ii)
  recommend to the Board whether any new material strategies presented by management to manage Biovail's principal financial risks should be considered appropriate and approved.

        (h)   Internal Controls Including Internal Controls Over Financial Reporting and Audit. In connection with Biovail's internal auditor, the Audit Committee shall:

  (i)
  review the terms of reference of the internal auditor and meet with the internal auditor as the Audit Committee may consider appropriate to discuss any concerns or issues;

  (ii)
  in consultation with the External Auditor and the internal auditor, review the adequacy of Biovail's internal control structure and procedures designed to ensure compliance with laws and regulations and any special audit steps adopted in light of material deficiencies and controls;

  (iii)
  review management's response to significant internal control over financial reporting recommendations of the internal auditor and the External Auditor;

  (iv)
  review (i) the internal control report prepared by management, including management's assessment of the effectiveness of Biovail's internal controls over financial reporting and (ii) the External Auditor's attestation, and report, on the assessment made by management;

  (v)
  instruct the External Auditor to prepare an annual evaluation of Biovail's internal audit group and review the results of that evaluation;

  (vi)
  periodically review with the internal auditor any significant difficulties, disagreements with management or scope restrictions encountered in the course of the work of the internal auditor; and

  (vii)
  in overseeing Biovail's disclosure controls: review and approve the policy and procedures and receive regular reports on such disclosure controls and evaluation of those controls.

6.     MEETINGS

6.1   Committee Meetings

        The Audit Committee will meet regularly at times necessary to perform the duties described above in a timely manner, but not less than quarterly. Meetings may be held at any time deemed appropriate by the Audit Committee. A majority of the Members of the Audit Committee shall constitute a quorum to transact business and such meetings may be telephonic or by video conferencing. Notice of at least 48 hours shall be provided for all meetings. Minutes of every meeting shall be kept with Biovail's corporate records.

6.2   In Camera Meetings

        As a part of each meeting of the Audit Committee at which the Audit Committee recommends that the Board approve the annual audited financial statements or at which the Audit Committee approves the quarterly financial statements, the Audit Committee shall meet separately with each of:

  (i)
  management

  (ii)
  the External Auditor; and

  (iii)
  the internal auditor.

        The External Auditor will have direct access to the Audit Committee at their own initiative, shall receive notice of each meeting of the Audit Committee and shall be entitled to attend any such meeting at Biovail's expense.

6.3   Regular Reporting

        The Chairperson of the Audit Committee will regularly report the Audit Committee's findings and recommendations to the Board of Directors.

7.     OTHER

7.1   Related Party Transactions

        The Audit Committee shall review and approve all related party transactions in which Biovail is involved or which Biovail proposes to enter into.

7.2   Whistle Blowing

        The Audit Committee shall establish procedures for:

  (i)
  the receipt, retention and treatment of complaints received by Biovail regarding accounting, internal accounting controls or auditing matters; and

  (ii)
  the confidential, anonymous submission by employees of Biovail of concerns regarding questionable accounting or auditing matters.

8.     ANNUAL PERFORMANCE EVALUATION

        On an annual basis, the Audit Committee shall follow the process established by the Board and overseen by the Compensation, Nominating and Corporate Governance Committee (the "CNCG Committee") for assessing the performance of the Audit Committee.

9.     CHARTER REVIEW

        The Audit Committee shall review and assess the adequacy of this Charter annually and recommend to the CNCG Committee any changes it deems appropriate.

        This Charter is subject to the provisions of the articles, by-laws and the Canada Business Corporations Act as amended from time to time.

        DATED at Mississauga this 14th day of March, 2007.

QuickLinks

AUDIT COMMITTEE CHARTER
BIOVAIL CORPORATION CHARTER OF THE AUDIT COMMITTEE